UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Agios Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 23, 2015. The following is a summary of the matters voted on at that meeting.

1.	The Company’s stockholders elected Dr. Douglas G. Cole, Kaye Foster-Cheek and Dr. John M. Maraganore as class II directors to serve until the 2018 Annual Meeting of Stockholders, each such director to hold office until his or her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such class II directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Douglas G. Cole	24,446,999	65,090	3,772,077
Kaye Foster-Cheek	24,200,221	311,868	3,772,077
Dr. John M. Maraganore	24,416,886	95,203	3,772,077

2.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,043,006	208,047	33,113	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: June 24, 2015	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer